Exhibit 99.1

News release

HYZON MOTORS APPOINTS JOHN EDGLEY AS
PRESIDENT OF INTERNATIONAL OPERATIONS
Edgley Brings Over 20 Years of Experience
in Global Operations, Business Development, Investment, and Sustainability

ROCHESTER, N.Y. – January 11, 2023 –Hyzon Motors Inc. (NASDAQ: HYZN), a global supplier of zero-emission heavy-duty fuel cell electric vehicles (FCEVs), today announced John Edgley has been appointed President of International Operations, effective immediately. In his new role, Edgley will oversee and manage Hyzon’s Europe, Australia, and New Zealand business regions, including full commercial, operational, and financial responsibilities.

In his expanded role, Edgley will be responsible for leading the global cabover FCEV program. The cabover vehicle configuration is preferred across Europe, Australia, and New Zealand. Edgley’s appointment ensures the development of this market critical platform is integrated and standardized across the global organization.

Edgley joined Hyzon Motors in July 2021 and has been heavily engaged in shaping the company’s global strategic efforts as part of Hyzon’s global executive leadership team. As Managing Director of Hyzon Motors Australia since joining, Edgley has also built and managed the regional business in Australia and New Zealand. Under Edgley’s leadership, the Melbourne, Australia based team has delivered Australia’s first domestic assembly facility for fuel cell electric trucks, secured Hyzon’s first ISO accreditations for safety, quality and the environment, and led the design, engineering and development of the Hyzon rigid vehicle platform.

“John Edgley’s appointment extends the technical, organizational, and operational expertise of our European team,” said Hyzon President and interim CEO Parker Meeks. “Under John’s leadership, the Hyzon Australia and New Zealand organization has been built and has successfully brought the Hyzon rigid truck platform forward in conjunction with Hyzon’s global engineering function, embodying our mission for global collaboration across the organization. I am confident that with John’s operational knowledge and industry experience, our ongoing development and delivery of the cabover vehicle platform will be integrated across the organization to further leverage our core fuel cell technology and global development.”

"This is a pivotal moment for Hyzon and we have a huge opportunity ahead to deliver innovative solutions to decarbonize the transportation industry,” said Edgley. “I’m delighted and honored to serve as Hyzon’s President of International Operations and work closely with the European team to steer the business toward a standardized, delivery-focused future. I firmly believe in Hyzon’s proprietary fuel cell technology, local engineering expertise, and R&D capabilities to accelerate the clean energy transition and am committed to advancing this momentum by adhering to our long-term growth strategy.”

Before joining Hyzon, Edgley worked as Chief Investment Officer for a multinational industrial conglomerate with operations in water and wastewater treatment, marine construction, infrastructure, and diversified portfolio investment. Earlier in his career, he served as Director and Managing Director for Australian companies specializing in private equity, strategic new business creation, and healthcare. Edgley holds an MBA from Harvard University and a bachelor’s degree in Engineering from the University of Melbourne.

Accelerating the
Energy Transition	hyzonmotors.com

About Hyzon Motors
Hyzon is a global supplier in fuel cell electric mobility, with US operations in the Rochester, Chicago and Detroit areas, and international operations in the Netherlands, Australia, and China. Hyzon is an energy transition accelerator and technology innovator, providing end-to-end solutions in the transport sector with a focus on commercial vehicles and hydrogen supply infrastructure. Utilizing its proven and proprietary hydrogen fuel cell technology, Hyzon aims to supply zero-emission heavy duty trucks and buses to customers in North America, Europe and around the world to mitigate emissions from diesel transportation, which is one of the single largest sources of carbon emissions globally. The Company is contributing to the escalating adoption of fuel cell electric vehicles through its demonstrated technology advantage, leading fuel cell performance and history of rapid innovation. Visit www.hyzonmotors.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words "aims", “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyzon disclaims any duty to update any forward -looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Hyzon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyzon, including risks and uncertainties described in the “Risk Factors” section of Hyzon’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 30, 2022, our Amended Registration Statement on Form S-1 filed with the SEC on April 6, 2021, and other documents filed by Hyzon from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Hyzon gives no assurances that Hyzon will achieve its expectations.

Media Contacts

Hyzon Motors
hyzon@kivvit.com

For investors:
Hyzon Motors Inc
ir@hyzonmotors.com

Accelerating the
Energy Transition	hyzonmotors.com